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                                                                  [KEYCORP LOGO]

                                                        KEYCORP
                                                        127 Public Square
                                                        Cleveland, OH 44114-1306

                                                                 Exhibit (24)(b)

                                  CERTIFICATION

            I, Steven N. Bulloch, hereby certify that I am the duly elected Assistant Secretary of KeyCorp, a corporation duly organized and existing under the laws of the State of Ohio (the "Corporation"), that I have in my possession the corporate records regarding the Corporation, that attached hereto is a true and correct copy of the resolutions authorizing the increase in the aggregate issue price of securities available for issuance under a Shelf Registration dated December 22, 2004 that were duly adopted by the Finance Committee of the Board of Directors of the Corporation in a meeting thereof duly called and held September 16, 2004, at which meeting a quorum of the Finance Committee of the Board of Directors was present throughout, and that the resolution has not been rescinded or amended and remains in full force and effect.

            IN WITNESS WHEREOF, the undersigned has hereunto set his hand and the seal of the Corporation this 22 day of December, 2004.

         [SEAL]                           /s/ Steven N. Bulloch
                                          --------------------------------------
                                          Steven N. Bulloch
                                          Assistant Secretary

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Resolutions adopted by the Finance Committee of the Board of Directors of
KeyCorp on September 16, 2004.

      WHEREAS, the Finance Committee of the Board of Directors has previously authorized by resolution adopted by the Committee on November 14, 2001 (the "Shelf Resolution") the issuance and sale by the Corporation of securities pursuant to a Registration Statement designated by the U.S. Securities and Exchange Commission (the "Commission") as No. 333-73380 (the "KeyCorp Registration Statement"); and

      WHEREAS, unissued securities remaining available for issuance under the KeyCorp Registration Statement may be issued and sold for an aggregate issue price of up to $428,500,000 (the "Available Shelf Securities"); and

      WHEREAS, the Corporation desires to increase the aggregate issue price of securities over the amount which may be issued and sold pursuant to the Shelf Resolution by an additional $2,500,000,000 (the "New Shelf Securities") and also allow for the possible issuance of the New Shelf Securities and the Available Shelf Securities pursuant to either private or foreign offerings, whether or not exempt from registration under the securities laws of the United States; and

      WHEREAS, the Finance Committee of the Board of Directors desires to restate and replace the matters authorized under the Shelf Resolution with the resolutions contained herein which shall apply to both the Available Shelf Securities and the New Shelf Securities (referred to collectively herein as "securities"); and

      WHEREAS, the Finance Committee of the Board of Directors deems it advisable to authorize and approve certain actions to be taken in connection with the issuance and sale of the securities.

      RESOLVED, that the Corporation is hereby authorize to issue, from time to time, in one or more offerings, pursuant to either a registration statement under the securities laws of the United States or an exemption therefrom, whether for private offerings or exempt foreign offerings, the Available Shelf Securities and New Shelf Securities with an aggregate issue price of up to $2,928,500,000. The securities may be either: (a) debt & securities ("Debt Securities") which may be either senior or subordinated indebtedness, including without limitation, medium-term notes; (b) warrants to purchase Debt Securities ("Debt Warrants"); (c) Common Shares with a par value of $1.00 each of the Corporation ("Common Shares") accompanied by rights to purchase Common Shares ("Rights") under the Corporation's Restated Rights Agreement, dated May 15, 1997, as amended; (d) shares of the Corporation's preferred stock with a par value of $1.00 each ("Preferred Stock"), which may be issued in the form of depositary shares ("Depositary Shares") evidenced by depositary receipts; (e) warrants to purchase Common Shares, Preferred Stock, or Depositary Shares ("Stock Warrants"); or (f) any combination of the foregoing, either individually or as units consisting of one or more securities ("Units"). Any

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issue of subordinated Debt Securities (the "Subordinated Debt Securities") may
be exchangeable for Common Shares of Preferred Stock ("Capital Securities"), and any issue of Preferred Stock may be exchangeable for any class or series of Capital Securities, or other debt securities of the Corporation. The Subordinated Debt Securities may be subject to conversion by the Corporation into Capital Securities of the Corporation. Preferred Stock may be subject to conversion by the Corporation into any class or series of Capital Securities. The Debt Securities, the Preferred Stock, the Depositary shares, and the Common Shares are hereinafter referred to collectively as "Warrant Exercise Items". The Debt Warrants and the Stock Warrants are collectively referred to as the "Warrants" and the Debt Securities, Warrants, Common Shares, Rights, Preferred Stock, Depositary Shares and Units are collectively referred to herein as "Securities". The Securities may be offered and sold in either a single offering or a series of offerings in the United States or elsewhere, may be denominated when issued in U.S. dollars or any foreign currency, currency unit, or composite currency ("Currency") and may be issued on such items as hereafter shall be determined, in accordance with these resolutions or otherwise, by this Board of Directors.

      RESOLVED, that to the full extent permissible under law, any one of the Chief Executive Officer, Chief Financial Officer, and the Treasurer, each of the Corporation, the Senior Vice President of KeyBank National Association with responsibility for funds management, and the Senior Vice President of KeyBank National Association with responsibility for capital planning functions (each, an "Authorized Pricing Official") is hereby authorized, in the name and on behalf of the Corporation, subject to the limitations set forth in these resolutions, to exercise all of the authority of the Finance Committee (and the Board of Directors) in connection with the authorization and issuance of Securities. Within the limitations specified in these resolutions and to the fullest extent permissible under law, an Authorized pricing official is herby authorized and empowered to approve, for and on behalf of the Corporation:

      (a) FOR EACH ISSUANCE OF SECURITIES: (i) the underwriter(s) or dealer(s), if any, to which such Securities are to be sold, or the agent(s), if any, for such sales by the Corporation of such Securities; (ii) the price (or a range or prices) to be paid by underwriters or dealers, if any, or the offering prices (or a range of offering prices) to other purchasers and any discount (or a range of discounts) to be received by or commission (or a range of commissions) paid to, any underwriters, dealers, or sales agents; (iii) the Currency in which the Securities are to be denominated;
      (iv) the date on which such Securities shall be issued and sold; (v) any trustees, security registrars, authenticating or paying agents, exchange agents, or transfer agents; and (vi) any and all other terms and conditions of such Securities, if and to the full extent permissible under law, as an Authorized Pricing Official, determines to establish or to authorize any Authorized Official to establish within a range of choices established by the Finance Committee or an Authorized Pricing Official, as the case may be, including without limitation:

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      (A) FOR EACH ISSUANCE OF PREFERRED STOCK: (1) the designation of each series, which may be by distinguishing number, letter, or title; (2) the authorized number of shares of each series; (3) the dividend rate or rates of the shares of each series; (4) the dates on which dividends, if declared, shall be payable, and in the case of series on which dividends are cumulative, the dates from which dividends shall be cumulative; (5) the redemption rights and price or prices, if any, for shares of each series; (6) the amount, terms, conditions, and manner of operation of any retirement or sinking fund to be provided for the purchase or redemption of shares of each series; (7) the amounts payable on shares of each series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation; (8) the authorization of Depositary Shares and the issuance of depositary receipts, if any, including the determination of the fractional interest in a share of preferred Stock represented by each depositary receipt, as well as the terms and conditions of any related agreement, the selection of a depositary, and the fees and expenses of such depositary; (9) the restrictions, if any, upon the issuance of any additional shares of the same series or of any other class or series; (10) the appointment of any registrar and transfer agent for the registration, transfer, and exchange of the Preferred Stock and the appointment of a dividend disbursing and withholding agent, if any, for the Preferred Stock; (11) the terms of conversion if such shares of Preferred Stock are convertible into other Capital Securities of the Corporation; and (12) all other terms and conditions of the Preferred Stock;

      (B) FOR EACH ISSUANCE OF DEBT SECURITIES: (1) the form(s) of such Debt Securities; (2) the title of such Debt Securities and whether such Debt Securities are senior or subordinated; (3) the terms of subordination of the Subordinated Debt Securities; (4) any limit upon the aggregate principal amount of such Debt Securities that may be authenticated and delivered under the applicable indenture; (5) the date or dates, or the methods by which such date or dates will be determined or extended, on which the principal of such Debt Securities shall be payable; (6) the rate or rates at which such Debt Securities shall bear interest, if any, or the methods by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue or the methods by which such date or dates shall be determined, the date or dates on which such interest, if any, will be payable and the record date or dates, if any, for the interest payable on any registered Debt Security on any interest payment date, or the methods by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months; (7) the maturity date of such Debt Securities; (8) the period or periods within which, the price or prices at which, the Currency or Currencies in which, and other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Corporation, and whether the Corporation is to have the option; (9) if such Debt Securities are to be convertible into Capital Securities of the Corporation, the terms upon which such Debt Securities will be converted into

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      Capital Securities of the Corporation; and (10) all other terms and conditions of such Debt Securities; and

      (C) FOR EACH ISSUANCE OF WARRANTS: (1) the designation, aggregate amounts, price, and terms of the Warrants and the Warrant Exercise Items which may be issued or sold upon the exercise of such Warrants; (2) the designation and terms of any related Securities with which such Warrants may be issued and the number of such Warrants issued with each such Security; (3) the designation, number, purchase price, and terms of the Warrant Exercise Items purchasable upon the exercise of the Warrants; (4) the date, if any, on and after which such Warrants and the related Securities will be separately transferable; (5) the principal or other amount of Warrant Exercise Items which may be purchased or sold upon exercise of each Warrant and the price at which such principal or other amount of Warrant Exercise Items may be purchased or sold upon such exercise; (6) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; and (7) all other terms and conditions of the Warrants;

and an Authorized Pricing Official is hereby authorized, in the name and on behalf of the Corporation, to take any and all such action to do, or authorize to be done, all such things as such Authorized Pricing Official may deem necessary and appropriate to effectuate the purposes of these resolutions.

      FURTHER RESOLVED, that, with respect to the issuance and sale of the Securities, if and to the full extent permissible under law, an Authorized Pricing Official is authorized: (a) to reserve for issuance out of the Corporation's authorized but unissued Common Shares and Preferred Stock such number of shares as shall be issuable upon conversion of all Debt Securities into such Capital Securities in accordance with the terms of the applicable indenture; (b) to reserve for issuance out of the Corporation's authorized but unissued Common Shares such number of shares as shall be issuable upon conversion of all Preferred Stock into such Common Shares in accordance with the express terms of the applicable class of Preferred Stock; and (c) to issue such reserved Common Shares or shares of Preferred Stock.

      RESOLVED, that each of the Authorized Pricing Officials, the Vice Chairman and Chief Administrative Officer, the Executive Vice President, General Counsel and Secretary, the Chief Accounting Officer, and the Vice President and Deputy General Counsel with responsibility for mergers and acquisitions, securities and capital markets, each of the Corporation (each, an "Authorized Official"), or any other officer of the Corporation or any affiliate thereof, designated by any one of them, are hereby authorized, for and on behalf of the Corporation, to take the following actions with respect to the issuance and sale of Securities:

      (a) in connection with the proposed sale of Debt Securities, to execute and deliver one or more trust indentures or fiscal agency agreements, including any amendment or supplements thereto with such trustees or fiscal agents as shall be selected by an

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      Authorized Official, or any other officer designated by an Authorized
      Official, signing such indenture, in such form and with such provisions as such Authorized Official or other officer executing such document shall approve;

      (b) in connection with any proposed sale of Preferred Stock, to execute and cause to be filed with the Secretary of State of the State of Ohio a Certificate of Amendment of the Amended and Restated Articles of Incorporation of the Corporation relating to each series of the Preferred Stock, with a par value of $1.00 each, of the Corporation, setting forth the initial number of shares and the designation, relative rights, preferences and limitations, to the extent not set forth in Part A of
      Article IV of the Amended and Restated Articles of Incorporation, of each series of Preferred Stock, as provided in these resolutions and in the Certificate of Amendment as so filed;

      (c) to execute and deliver forms of certificates evidencing the Debt Securities, Preferred Stock, Depositary Shares, Common Shares, or Warrants which signatures may be facsimiles (if an Authorized Official, or any other officer of the Corporation or an affiliate thereof designated by an Authorized Official, whose manual or facsimile signature appears on any of such certificates ceases to be such an officer of the Corporation or an affiliate thereof prior to the issuance of such certificate, such certificates shall nevertheless be valid);

      (d) in connection with the registration with the Commission and the public offering and sale of the Securities by such underwriters or agents as are selected by an Authorized Pricing Official, as appropriate, to (i) approve and authorize the form of underwriting agreement or distribution agreement setting forth, among other things, (A) the terms of the public offering and sale, (B) the Corporation's representations, warranties, and agreements with respect to the filing with the Commission of a registration statement on Form S-3 (or such other form or forms as are applicable) under the Securities Act of 1933, as amended (the Securities Act"), and (C) the agreement of the Corporation to indemnify the underwriters or agents against certain losses or liabilities which may arise out of actual, or alleged misstatements of material facts or actual or alleged omissions to state material facts, in such a Registration Statement, and (ii) negotiate, execute, deliver, and perform such underwriting agreement or distribution agreement;

      (e) if he or she deems it advisable, (i) to apply for listing on the New York Stock Exchange of all or part of the Securities; (ii) to execute and file in the name and on behalf of the Corporation any applications on Form 8-A or on any amendment to any Form 8-A therefore filed for the registration of all or part of the Securities under the Securities Exchange Act of 1934, as amended, in connection with the listing of such Securities on a national securities exchange and any other documents or agreements which may be necessary or desirable (in the opinion of the executing officer as evidenced by such execution) to effect such listing; and (iii) to appear or authorize representatives to appear on behalf of the Corporation, if required, before the committee on listing of such exchange;

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      (f) to execute one or more warrant agreements relating to Warrants in such form as an Authorized Official, or any other officer of the Corporation or any affiliate thereof designated by an Authorized Official, executing such agreement shall approve;

      (g) to negotiate and establish a form of depositary agreement for shares of Preferred Stock of which Depositary Shares shall be sold and to execute one or more depositary agreements substantially in such form, with such changes or amendments thereto as an Authorized Official, or any other officer of the Corporation or any affiliate thereof designated by an Authorized Official, executing the same may deem necessary or advisable;

      (h) to enter into such agreements with a third party or parties as are necessary to provide interest rate protection to the Corporation relating to the issuance of the Securities (or a portion thereof) for such period or periods and pursuant to such other terms and conditions as an Authorized Pricing Official, or any other officer of the Corporation or any affiliate thereof designated by an Authorized Official, may deem necessary or advisable, including future, hedging, or other transactions;

      (i) to take any and all actions as such Authorized Official may deem necessary or desirable to effect the global issuance and sale of the Securities, including but not limited to the appointment of and negotiation of agreements with Euroclear System and Cedelbank, the issuance of Debt Securities in registered or bearer form, and any and all other actions for the authorization and issuance of Securities pursuant to a registration statement filed with the Commission or an exemption therefrom; and

      (j) to negotiate, prepare or cause to be prepared, execute, and deliver all other agreements or documents as an Authorized Official, or any other officer of the Corporation or any affiliate thereof designated by an Authorized Official, may deem necessary or desirable in order to implement or effect any of the resolutions contained herein.

      RESOLVED, that, with respect to registration of the Securities, each of the Authorized Officials or any other officer of the Corporation or any affiliate thereof designated by any one of them is hereby authorized, for any on behalf of the Corporation, to take the following actions:

      (a) prepare or cause to be prepared amendments to the KeyCorp Registration Statement or one or more new registration statements on Form S-3 (or such other form or forms as are applicable) to be filed with the Commission under the Securities Act, pursuant to Rule 415 thereunder, for the purpose of registering the offering of the additional amount of Securities authorized by these resolutions on a delayed or continuous basis, and any amendments, post-effective amendments, or supplements thereto, and exhibits and other documents in connection therewith; and, in order to carry out such actions, each of the Authorized Officials is hereby appointed as the attorney of

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      the Corporation, with full power of substitution and resubstitution, for and in the name, place, or stead of the Corporation, to sign and file (i) any registration statement on Form S-3 (or on such other form or forms as applicable), (ii) any and all amendments, post-effective amendments, or supplements thereto, and exhibits, and (iii) any and all applications and other documents to be filed with the Commission pertaining to the Securities or such registration, with full power and authority to do and perform any and all such acts and things whatsoever requisite and necessary to effect such registration;

      (b) to take any action which any of them may deem necessary or advisable to effect the registration or qualification of the Securities under the securities or blue sky laws of any of the States of the United States of America or to carry out such offerings, and, in connection therewith, to execute, acknowledge, verify, deliver, file, and publish all such applications, reports, issuer's covenants, resolutions, and other papers and instruments, to post bonds or otherwise give security as may be required under such laws and to take all such further action as any of them may deem necessary or advisable in order to maintain any such registration or qualification for as long as an Authorized Official, or any other officer of the Corporation or an affiliate thereof designated by an Authorized Official, may deem to be in the best interests of the Corporation;

      (c) to execute and file irrevocable written consents to service of process in all States of the United of America where such consents may be required or advisable under the securities law thereof in connection with the registration or qualification of the Securities, and to appoint the appropriate person as agent of the Corporation for the purpose of receiving and accepting such process; and

      (d) to include the Debt Securities, if any, under one or more new indentures or the existing Debt Securities Indenture dated as of June 10, 1994, between the Corporation and Deutsche bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee, or, in the case of Subordinated Debt Securities, the Subordinated Debt Securities Indenture dated as of June 10, 1994, between the Corporation and Bankers Trust Company.

      RESOLVED, that for the purpose of facilitating the signing and filing of any Registration Statement and any amendments or supplements thereto or documents in connection therewith, Thomas C. Stevens, Jeffrey B. Weeden, Joseph
M. Vayda, Paul N. Harris or Daniel R. Stolzer each be and they hereby are, designated as attorney and agent of the Corporation, with full power of substitution and resubstitution, and that the Authorized Officials and directors of the Corporation each be and they hereby are, authorized to grant their several powers of attorney and the power of attorney of the Corporation to Thomas C. Stevens, Jeffrey B. Weeden, Joseph M. Vayda, Paul N. Harris and
Daniel R. Stolzer, and to each of them acting alone, with full power of substitution and resubstitution.

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      RESOLVED, that any form of additional resolution or resolutions required by law or regulation in connection with the foregoing resolutions be and hereby are adopted, and that the Secretary or any Assistant Secretary of the Corporation be and each of them hereby is authorized to certify as having been adopted by the Board of Directors of the Corporation any such form of resolution, and a copy of each form of resolution so certified shall be attached to the minutes of this meeting.

      FURTHER RESOLVED, that the Authorized Officials each be and they hereby are, authorized in the name and on behalf of the Corporation, to execute and deliver any and all certificates, agreements and other documents, to take, or cause to be taken, any and all steps and to do any and all acts and things, and to pay, or cause to be paid, all such fees and expenses which they, or any of them, may approve in order to effectuate the purposes and intent of the foregoing resolutions and to consummate all transactions contemplated thereby, including, without limitation, interest rate swaps and similar agreements, with the execution of any such document or the taking of any such action conclusively evidencing such approval.